UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW, Suite 200, Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K filed on October 6, 2016, on September 30, 2015, FS Bancorp, Inc., (the “Company”) the parent corporation of 1st Security Bank of Washington (the “Bank”), entered into a $10.0 million subordinated unsecured term loan commitment pursuant to a Subordinated Loan Agreement  (the "Loan Agreement") with Community Funding CLO, Ltd., (“Community”) a Cayman Islands exempted company incorporated with limited liability. Pursuant to the Loan Agreement, on October 15, 2015 (the “Closing Date”), the Company closed on the loan commitment by the issuance of an unsecured subordinated term note in the aggregate principal amount of $10.0 million due October 1, 2025 (the “Subordinated Note”) to Community.   The Subordinated Note  bears interest at  an annual interest rate of 6.50%,  payable by the Company quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on the first such date following the Closing Date and on the maturity date. The Subordinated Note is intended to qualify as Tier 2 capital under the applicable capital adequacy rules and regulations promulgated by the Federal Reserve.

The Subordinated Note  ranks equally with all other unsecured subordinated debt, except any which  by its terms is  expressly stated to be subordinated to the loan.  The Subordinated Note  rank’s senior to all current and future junior subordinated debt obligations, preferred stock and common stock of the Company.   The Subordinated Note is  recorded as a long-term liability on the Company’s balance sheet; however, for regulatory purposes the Subordinated Note is treated as Tier 2 capital by the Company and, to the extent proceeds are contributed to the Bank, as Tier 1 capital by the Bank.

The Subordinated Note will mature on October 1, 2025 but may be prepaid  at the Company’s option and with regulatory approval at any time on or after five years after the Closing Date or at any time upon certain events, such as a change in the regulatory capital treatment of the Subordinated Note or the interest on the Subordinated Note  no longer being deductible by the Company for United States federal income tax purposes. The Company intends to use the net proceeds from the issuance of the Subordinated Note of $9.8 million to fund general working capital and operating expenses.

The Company has agreed to indemnify Community and its affiliates for losses related to a breach of the representations and warranties by the Company under the Loan Agreement or any action instituted against Community or its affiliates due to the transactions contemplated by the Loan  Agreement, subject to certain limitations.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

Exhibit No.	Description

10.1	Subordinated Loan Agreement dated September 30, 2015 by and among Community Funding CLO, Ltd.and the Company.*

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2015	FS BANCORP, INC.

/s/Matthew D. Mullet
Matthew D. Mullet Chief Financial Officer (Principal Financial and Accounting Officer)